UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM 8-K/A

                                 CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report  (Date of earliest event reported):  December 30, 2002

                                ProQuest Company
             (Exact Name of Registrant as Specified in its Charter)

          DELAWARE                       1-3246                36-3580106
 (State or Other Jurisdiction of      (Commission           (I.R.S. Employer
  Incorporation or Organization)        File No.)          Identification No.)

300 NORTH ZEEB ROAD, ANN ARBOR, MICHIGAN             48103-1553
(Address of Principal Executive Offices)             (Zip Code)

     REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE:  (734) 761-4700

Item 7. Financial Statements and Exhibits.

The following financial statements and pro forma financial information omitted from the Form 8-K dated January 14, 2003, (December 30, 2002, date of earliest event reported) in reliance upon Item 7 (a) (4) and 7 (b) (2) of Form 8-K are filed herewith.

(a) (1) Consolidated Financial Statements of Bigchalk, Inc. and Subsidiaries as of December 31, 2001 and 2000, and for each of the years in the three-year period ended December 31, 2001.

     Report of Independent Auditors.
     Consolidated Balance Sheet.
     Consolidated Statement of Operations.
     Consolidated Statements of Equity (Deficit).
     Consolidated Statements of Cash Flows.

     (2) Unaudited Condensed Consolidated Balance Sheet of Bigchalk, Inc. and Subsidiaries as of September 30, 2002 and Unaudited Condensed
         Consolidated Statements of Operations for the nine amd three months ended September 30, 2002.

(b)      Pro Forma Combined Condensed Financial Statements of ProQuest Company.

         Pro Forma Combined Condensed Balance Sheet as of September 28, 2002
         Pro  Forma   Combined  Condensed   Consolidated Statement of Operations
         as of December 29, 2001.
         Pro  Forma  Combined   Condensed   Statement  of   Operations  for  the
         thirty-nine weeks ended September 28, 2002.

(c) Exhibits.

          23.1  Consent of KPMG LLP

                       BIGCHALK.COM, INC. AND SUBSIDIARIES

                        Consolidated Financial Statements

                        December 31, 2001, 2000 and 1999

                   (With Independent Auditors' Report Thereon)
                       bigchalk.com, inc. and Subsidiaries


                                TABLE OF CONTENTS



                                                                            PAGE

Independent Auditors' Report                                                   3

Consolidated Financial Statements:

     Consolidated Balance Sheets, as of December 31, 2001 and 2000             4

     Consolidated Statements of Operations,
        Years ended December 31, 2001, 2000, and 1999                          5

     Consolidated Statements of Equity (Deficit),
        Years ended December 31, 2001, 2000, and 1999                          6

     Consolidated Statements of Cash Flows,
        Years ended December 31, 2001, 2000, and 1999                          7

Notes to Consolidated Financial Statements                                     8

                          INDEPENDENT AUDITORS' REPORT



     The Board of Directors
     bigchalk.com, inc.:


     We have audited the accompanying consolidated balance sheets of bigchalk.com, inc. and subsidiaries (the Company) as of December 31, 2001 and 2000, and the related consolidated statements of operations, equity (deficit), and cash flows for each of the years in the three-year period ended December 31, 2001. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

     We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of bigchalk.com, inc. and subsidiaries as of December 31, 2001 and 2000, and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 2001, in conformity with accounting principles generally accepted in the United States of America.






     Chicago, Illinois
     March 22, 2002


                       bigchalk.com, inc. and Subsidiaries
                           Consolidated Balance Sheets
                           December 31, 2001 and 2000
                (dollars in thousands, except per share amounts)




                                ASSETS                                                 2001        2000
                                                                                     ----------   --------



Current assets:
   Cash and cash equivalents                                                      $     23,086     17,589

   Accounts receivable, net of allowance of $207 and $65                                 4,354     11,714
   Prepaid expenses and other current assets                                             1,545      3,044
                                                                                    ----------   --------

          Total current assets                                                          28,985     32,347

Restricted investment                                                                      829        900
Property and equipment, net                                                              6,919     10,846
Goodwill and other intangible assets, net                                               10,423     57,588
Other                                                                                      681        859
                                                                                    ----------   --------

          Total assets                                                            $     47,837    102,540
                                                                                     ==========  =========

                              LIABILITIES AND DEFICIT

Current liabilities:
   Accounts payable                                                               $      1,837      5,195
   Accrued expenses                                                                      1,653      2,686
   Accrued royalties                                                                     1,316      1,302
   Accrued facilities costs                                                              1,053         --
   Current portion of capital lease obligations                                             --        116
   Deferred revenue                                                                     14,733     17,044
                                                                                    ----------   --------

          Total current liabilities                                                     20,592     26,343

Long term deferred revenue                                                                 373      2,692
Long term accrued facilities costs                                                       2,272         --
Capital lease obligations, less current portion                                             --         10
Deferred income taxes                                                                      152        870
                                                                                    ----------   --------

          Total liabilities                                                             23,389     29,915

Series A Preferred Stock; $0.01 par value; 1,544,286 and 7,600,002 shares authorized; 1,544,286 and 7,600,002 shares issued and outstanding at
   December 31, 2001 and 2000
      (aggregate liquidation preferences of $16,916 at December 31, 2001 and aggregate redemption value of $17,511, including accrued dividends,
      at December 31, 2003)                                                             13,088     55,256

Series A-2 Preferred Stock; $0.01 par value; 6,055,716 and 7,600,002 shares authorized; 6,055,716 and -0- shares issued and outstanding at
   December 31, 2001 and 2000                                                           51,291         --
     (aggregate liquidation preferences of $66,331 at December 31,
     2001 and aggregate redemption value of $68,672, including accrued dividends, at December 31, 2003)

Series B Preferred Stock; $0.01 par value; 20,000,000 shares authorized;
   14,302,423 and 6,676,846 shares issued and outstanding at December 31,
   2001 and 2000
     (aggregate liquidation preferences of $66,584 at December 31, 2001 and aggregate redemption value of $70,213, including accrued
     dividends, at December 31, 2003)                                                   50,168     20,240

Deficit:
   Undesignated Preferred Stock; $0.01 par value; 20,000,000 shares authorized;
     -0- shares issued and outstanding at December 31, 2001 and 2000                        --         --
   Common Stock; $0.01 par value; 100,000,000 shares authorized;
     16,816,620 and 16,816,620 shares issued and outstanding at December 31,
     2001 and 2000                                                                         168        168
   Additional paid-in capital                                                           26,273     42,927
   Accumulated deficit                                                                (116,540)   (45,966)
                                                                                    ----------   --------

          Total deficit                                                                (90,099)    (2,871)
                                                                                    ----------   --------

          Total liabilities and deficit                                              $  47,837    102,540
                                                                                     =========   ========


See accompanying notes to consolidated financial statements.



                                    bigchalk.com, inc. and Subsidiaries
                                   Consolidated Statements of Operations
                               Years ended December 31, 2001, 2000, and 1999
                              (dollars in thousands, except per share amounts)



                                              2001                 2000                1999
                                              ----                 ----                ----
Sales                                      $  28,152               33,185              14,701
Cost of Sales                                  9,658               12,117               6,461
                                          ----------           ----------          ----------

         Gross Profit                         18,494               21,068               8,240
                                          ----------           ----------          ----------

Operating expenses
Sales and marketing                           16,824               25,265               7,866
Product development                            3,633                3,067               1,761
Information and technology                     9,958               15,553                 774
General and administration                     4,731                9,163               2,621
                                          ----------           ----------          ----------
         Loss before interest, taxes,
          depreciation and amortization,
          closure of facilities, impairment
          charges and loss on disposal of
          fixed assets                       (16,652)             (31,980)             (4,782)
Charges for closure of facilities              3,675                   -                   -
Impairment charge for good will               30,282                    -                   -
and other intangible assets
Depreciation and amortization                 21,350               18,401                 657
Loss on disposal of fixed assets                 335                    -                   -
                                          ----------           ----------          ----------
         Operating Loss                      (72,314)             (50,381)             (5,439)
Interest Income (expense), net                 1,022                1,136                 (30)
                                          ----------           ----------          ----------
         Loss before income taxes            (71,292)             (49,245)             (5,469)
Income tax benefit                               718                3,279                   -
                                          ----------           ----------          ----------
         Net Loss                            (70,574)             (45,966)             (5,469)
Dividends on and accretion of
Series A Preferred Stock, Series
A-2 Preferred Stock and Series B
Preferred Stock                              (16,654)              (2,407)                  -
Net loss available to common
shareholders                              $  (87,228)             (48,373)             (5,469)
                                          ----------           ----------          ----------
Basic and diluted loss per share          $    (5.19)               (2.95)              (0.36)
Weighted-average common shares
outstanding                               16,816,620           16,423,042          15,000,000
                                          ==========           ==========          ==========

See accompanying notes to consolidated financial statements.


                                    bigchalk.com, inc. and Subsidiaries
                                  Consolidated Statements of Equity (Deficit)
                               Years ended December 31, 2001, 2000, and 1999
                                           (dollars in thousands)



                                 Undesignated                                  Additional
                               Preferred Stock          Common Stock             paid-in   Additional      Members'
                                 Shares Amount     Shares         Amount         capital     deficit       interests         Total
                                 -------------     ------         ------         -------     -------       ---------         -----
Balance at December 31, 1998      -      $ -          -            $ -              -           -             (6,148)        (6,148)

Net Loss                          -        -          -              -              -           -             (5,469)        (5,469)
Contributions from ProQuest, net  -        -          -              -              -           -              2,252          2,252
Issuance of members' interests    -        -          -              -              -           -             43,500         43,500
Due from member for members'
 interest                         -        -          -              -              -           -            (15,000)       (15,000)
Common Stock subscribed           -        -          -              -              -           -                 50             50
                                ---   ------        ------------  ------           -------     ---------        ----       ---------

Balance at December 31, 1999      -        -          -              -              -           -             19,185         19,185

Receipt of amount due from
 member for members' interests    -        -          -              -              -           -             15,000         15,000
Exchange of members' interests
 for Common Stock                 -        -          15,000,000     150            33,985      -            (34,135)             -
Issuance of Common Stock          -        -           1,816,620      18            10,721      -                (50)        10,689
Issuance of  stock options and
 warrants in Common Stock         -        -          -              -                 469      -                  -            469
Issuance of stock options in
 Common Stock non-employee        -        -          -              -                 159      -                  -            159
Dividends earned on convertible,
 redeemable Series A
 preferred Stock                  -        -          -              -              (2,032)     -                  -         (2,032)
Adjustment to accrete
 convertible, redeemable
 Series A preferred Stock to
 redemption value
 by December 31, 2003             -        -          -              -                (268)     -                  -           (268)
Dividends earned on convertible,
 redeemable Series B
 Preferred Stock                  -        -          -              -                 (23)     -                  -            (23)
Adjustment to accrete
 convertible, redeemable
 Series B preferred Stock to
 redemption value
 by December 31,2003              -        -          -              -                 (84)     -                  -            (84)
Net Loss                          -        -          -              -               -        (45,966)             -        (45,966)
                                ---   ------        ------------  ------           -------     ---------        ----       ---------

Balance at December 31,2000       -      $ -          16,816,620   $ 168            42,927    (45,966)             -         (2,871)

Dividends earned on
 convertible, redeemable
 Series A Preferred Stock         -        -          -              -                (474)     -                  -           (474)
Adjustment to accrete
 convertible, redeemable
 Series A preferred Stock to
 redemption value
 by December 31, 2003             -        -          -              -              (2,536)     -                  -         (2,536)
Dividends earned on
 convertible, redeemable
 Series A-2 Preferred Stock       -        -          -              -                (940)     -                  -           (940)
Adjustment to accrete
 convertible, redeemable
 Series A-2 Preferred Stock to
 redemption value
 by December 31, 2003             -        -          -              -              (5,176)     -                  -         (5,176)
Dividends earned on
 convertible, redeemable
 Series B Preferred Stock         -        -          -              -              (1,556)     -                  -         (1,556)
Adjustment to accrete
 convertible, redeemable
 Series B Preferred Stock to
 redemption value
 by December 31, 2003             -        -          -              -              (5,972)     -                  -         (5,972)
Net loss                          -        -          -              -              -           (70,574)           -        (70,574)
                                ---   ------        ------------  ------           -------     ---------        ----       ---------

Balance at December 31, 2001      -   $    -          16,816,620   $ 168            26,273     (116,540)           -        (90,099)
                                ===   ======        ============  ======           =======     =========        ====       =========



                                    bigchalk.com, inc. and Subsidiaries
                                   Consolidated Statements of Cash Flows
                               Years ended December 31, 2001, 2000, and 1999
                                           (dollars in thousands)


                                                                              2001       2000       1999
                                                                              ----       ----       ----
Cash flows from operating activities:
   Net Loss                                                              $ (70,574)    (45,966)     (5,469)
   Adjustments to reconcile net cash flows
     from operating activities:
   Charges for closure of facilities                                         3,675           -           -
   Impairment charge for goodwill and other intangible assets               30,282           -           -
   Depreciation and amortization                                            21,350      18,401         657
   Loss on disposal of fixed assets                                            355                       -
   Provision for doubtful accounts                                             285         305           -
   Non-cash compensation expense                                                 -         159           -
   Deferred Income taxes                                                      (718)     (3,279)          -
   Changes in operating assets and liabilities, net of
     effect of acquisitions:
       Accounts receivable                                                   7,075      (4,574)         14
       Prepaid expenses and other current assets                             1,499      (1,368)       (768)
       Restricted investment                                                    71        (900)          -
       Other non-current assets                                                178        (856)          -
       Accounts payable                                                     (3,358)      1,304         736
       accrued expenses and royalties                                       (1,019)      1,346          53
       Due to members                                                            -      (2,970)      2,970
       Deferred revenue                                                     (4,630)      1,140         629
                                                                         ----------    -------      ------

         Net cash flows used in operating activities                       (15,529)    (37,258)     (1,178)
                                                                         ----------    -------      ------

Cash flows from investing activities:
   Deposit for acquisition                                                       -           -      (1,000)
   Acquisition of business, less cash acquired                                   -     (23,286)     (5,000)
   Capital expenditures, net of minor disposals                             (1,277)    (11,298)         10
   Purchases of marketable securities                                      (13,305)          -           -
   Maturities of marketable securities                                      13,305           -           -
   Proceeds from sale  of fixed assets                                          32           -           -
   Issuance of note receivable                                                   -        (240)          -
                                                                         ----------    -------      ------

         Net cash flows used in investing activities                        (1,245)    (34,824)     (5,990)
                                                                         ----------    -------      ------

Cash flows from financing activities:
   Contributions from ProQuest, net                                              -           -       2,252
   Proceeds from issuance of members' interests                                  -           -       5,000
   Proceeds from Common Stock subscribed                                         -           -          50
   Principal payments on capital lease obligations                            (126)       (304)          -
   Receipt of amount due from member for members' interests                      -      15,000           -
   Proceeds from issuance of Series A Preferred Stock and Series B
     Preferred Stock, net of issuance costs                                 22,397      73,089           -
   Proceeds from issuance of Common Stock                                        -       1,752           -
                                                                         ----------    -------      ------

         Net cash flows provided by financing activities                    22,271      89,537       7,302
                                                                         ----------    -------      ------

         Net increase in cash and cash equivalents                           5,497      17,455         134

Cash and cash equivalents at beginning of year                              17,589         134           -
                                                                         ----------    -------      ------

Cash and cash equivalents at end of year                                 $  23,086      17,589         134
                                                                         =========     =======      ======

See accompanying notes to consolidated financial statements.



                       bigchalk.com, inc. and Subsidiaries
                   Notes to Consolidated Financial Statements
                           December 31, 2001 and 2000
           (dollars in thousands, except share and per share amounts)




  (1)   DESCRIPTION AND FORMATION OF BUSINESS

        bigchalk.com, inc., including its subsidiaries, (the "Company") is a leading online learning destination in the kindergarten through twelfth grade ("K-12") domestic educational market, which includes teachers, administrators, students, and parents of students of public and private schools (the "K-12 Market") and publicly-owned and government-funded libraries (the "Public Library Market"). The Company provides a portfolio of products and services, including: research and reference services consisting of an extensive collection of published material; standards correlation services for educational resources; standards-based curriculum solutions; and professional development services for teachers. The Company currently operates in one segment.

        On September 30, 1999, ProQuest Information and Learning Company (formerly known as Bell & Howell Information and Learning Company) ("ProQuest") and Tucows Inc. (formerly known as Infonautics, Inc.) ("Tucows") (collectively, the "Members") entered into an Amended and Restated Limited Liability Company Agreement (the "LLC Agreement") that provided for the formation and capitalization of BHW/INFO/EDCO.COM, LLC ("LLC") under the Delaware Limited Liability Company Act. On December 15, 1999, ProQuest contributed the assets and liabilities that relate exclusively to or arise from sales to the K-12 Market, $5,000 in cash, and an obligation to pay $15,000 in cash on January 3, 2000 in exchange for an equity investment in LLC. On that same date, Tucows contributed the assets and liabilities that relate exclusively to or arise from sales to the K-12 Market and Public Library Market in exchange for an equity investment in LLC, $5,000 in cash, and the right to receive $15,000 in cash on January 3, 2000. Subsequent to the contributions, the equity interests owned by ProQuest and Tucows were approximately 73% and 27%, respectively. On January 10, 2000, pursuant to the Certificate of Conversion, the LLC Agreement was terminated and the LLC was converted to bigchalk.com, inc., a Delaware corporation.

        For financial reporting purposes, the above transactions have been accounted for as if the Company is a successor to the contributed ProQuest business. The Tucows contribution has been accounted for as a purchase business combination, and accordingly, the assets acquired and liabilities assumed from Tucows have been reflected in these financial statements at fair value as of the contribution date.

        On January 10,  2000,  the Company  converted  from a limited  liability company under the Delaware Limited Liability Company Act to a Delaware corporation. The Certificate of Incorporation provided for the authorization of 25,900,002 shares of Common Stock and 7,600,002 shares of Series A Preferred Stock.

        On December 19, 2000, the Company amended and restated its Certificate of Incorporation. The Amended and Restated Certificate of Incorporation provides for the authorization of 100,000,000 shares of Common Stock, 7,600,002 shares of Series A Preferred Stock, 7,600,002 shares of Series A-2 Preferred Stock, 20,000,000 shares of Series B Preferred Stock, and 20,000,000 shares of Undesignated Preferred Stock.

        On June 29, 2001, the Company amended and restated its Certificate of Incorporation. The Second Amended and Restated Certificate of Incorporation provides for the authorization of 100,000,000 shares of
        Common Stock, 1,544,286 shares of Series A Preferred Stock, 6,055,716 shares of Series A-2 Preferred Stock, 20,000,000 shares of Series B Preferred Stock, and 20,000,000 shares of Undesignated Preferred Stock.

  (2)   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
                       bigchalk.com, inc. and Subsidiaries
                   Notes to Consolidated Financial Statements
                           December 31, 2001 and 2000
           (dollars in thousands, except share and per share amounts)




        (a)   BASIS OF PRESENTATION

              The consolidated financial statements have been prepared as if the Company operated as a stand-alone entity prior to December 15, 1999. Accordingly, for periods prior to December 15, 1999, certain expenses reflected in the consolidated financial statements include allocations from ProQuest. These allocations take into consideration related business volume, personnel, or other appropriate bases, and generally include administrative expenses related to general management, information management, and other services provided to the Company by ProQuest. The allocations of expenses are based on ProQuest's assessment of actual expenses incurred by the Company and are reasonable in the opinion of ProQuest's management.

              The financial information for periods prior to December 15, 1999 may not necessarily reflect the financial position, results of operations, or cash flows of the Company in the future, or what the financial position, results of operations, or cash flows of the Company would have been if it had been a separate, stand-alone corporation during such periods.

        (b)   PRINCIPLES OF CONSOLIDATION

              The consolidated financial statements include the accounts of MediaSeek Technologies, Inc. ("MediaSeek") and HomeworkCentral.com, Inc. ("HomeworkCentral"), the Company's wholly owned subsidiaries. All significant intercompany accounts and transactions have been eliminated.

        (c)   USE OF ESTIMATES

              The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the consolidated financial statements, and the reported amounts of revenues and expenses during the reporting period. Subsequent actual results may differ from those estimates.

        (d)   CASH EQUIVALENTS

              Cash equivalents are comprised of investments in highly liquid debt instruments, with original maturities of 90 days or less.

        (e)   RESTRICTED INVESTMENT

              Restricted investments represent certificates of deposit that are security for letters of credit for leases of the Company's office space in Berwyn, Pennsylvania and New York, New York.

                       bigchalk.com, inc. and Subsidiaries
                   Notes to Consolidated Financial Statements
                           December 31, 2001 and 2000
           (dollars in thousands, except share and per share amounts)




        (f)   MARKETABLE SECURITIES

              Management determines the appropriate classification of marketable debt securities at the time of purchase and re-evaluates such designation as of each balance sheet date.

        (g)   REVENUE/COMMISSION EXPENSE RECOGNITION

              The Company principally derives its revenue from subscriptions. Subscription sales are deferred as a liability and recognized ratably as revenue in the periods the subscriptions are fulfilled, normally over twelve months. Prepaid expenses and other current assets includes commissions paid to sales representatives on successful subscription sales, which are recorded as an asset and recognized as expense over the periods the subscriptions are fulfilled.

        (h)   CONTRIBUTIONS FROM (DISTRIBUTIONS TO) PROQUEST

              Prior to December 15, 1999, ProQuest provided funding for working capital. The Company participated in Bell & Howell Company's cash management system, and accordingly, all cash generated from and cash required to support the Company's operations was deposited and received through ProQuest's cash accounts. The amounts represented by the caption "Contributions from ProQuest, net" in the Company's consolidated statements of cash flows and equity (deficit) represent the net effect of all cash transactions between the Company and ProQuest. No interest expense has been charged on such activity. The average balance of the member's deficit was $7,079 for the period from January 1, 1999 to December 15, 1999.

        (i)   INCOME TAXES

              The consolidated financial statements of the Company have been prepared assuming the Company was a limited liability company prior to December 15, 1999. On December 15, 1999, the Company was formed as a limited liability company in the state of Delaware. As such, the net loss of the Company for the period from December 16, 1999 to December 31, 1999 was reportable in the members' tax returns. As discussed in note 1, on January 10, 2000, the Company converted from a limited liability company to a C corporation. Accordingly, prior to January 10, 2000, the consolidated financial statements contain no provision or benefit and no assets or liabilities for Federal or state income taxes as the net loss recorded prior to January 10, 2000 was reported in the members' tax returns.

              Beginning January 10, 2000, the Company accounts for income taxes under the asset and liability method. Deferred tax assets and liabilities are recognized for future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

                       bigchalk.com, inc. and Subsidiaries
                   Notes to Consolidated Financial Statements
                           December 31, 2001 and 2000
           (dollars in thousands, except share and per share amounts)




        (j)   BASIC AND DILUTED LOSS PER SHARE

              The Company computes net loss per share in accordance with the provisions of Statement of Financial Accounting Standards ("SFAS") No. 128, Earnings per Share. Under the provisions of SFAS 128, basic and diluted net loss per share is computed by dividing the net loss for the period by the weighted-average number of common shares outstanding for the period. All share and per share data have been retroactively adjusted to January 1, 1999 to reflect the incorporation of the Company as described in note 1 as if all shares were outstanding for the periods presented.

              The Company has equity securities that may have had a dilutive effect on earnings per share had the Company generated income during the years ended December 31, 2001 and 2000. There were no equity securities that could have had a dilutive effect on earnings per share for the year ended December 31, 1999. Shares issuable from securities that could potentially dilute earnings per share in the future that were not included in the computation of loss per share because their effect was anti-dilutive were as follows:

                                                     YEARS ENDED DECEMBER 31,
                                                    ----------------------------
                                                       2001            2000
                                                    ------------  --------------

              Common stock options                    3,217,006       2,651,256
              Common stock warrants                      61,432          61,432
              Convertible preferred stock            23,751,804      14,276,848
                                                    ============  ==============

        (k)   FINANCIAL INSTRUMENTS

              The Company believes that the carrying amounts of its financial instruments, consisting of cash and cash equivalents, accounts receivable, note receivable, restricted investment, accounts payable, accrued expenses, and capital lease obligations, approximate the fair values of such items based on their short maturities.

        (l)   PROPERTY AND EQUIPMENT

              Property and equipment is recorded at cost and depreciated on a straight-line basis over their estimated useful lives as follows:

                        Equipment                               3 years
                        Furniture and fixtures                  7 years
                        Leasehold improvements                  3 years
                        Software                                3 years
                        Web-site development costs              3 years
                                                            ===============

              Equipment held under capital leases is stated at the present value of minimum lease payments at inception of the lease and is depreciated on a straight-line basis over the estimated useful life of the equipment or the lease term, whichever is shorter.

                       bigchalk.com, inc. and Subsidiaries
                   Notes to Consolidated Financial Statements
                           December 31, 2001 and 2000
           (dollars in thousands, except share and per share amounts)


        (m)   COMPUTER SOFTWARE AND WEB-SITE DEVELOPMENT COSTS

              The Company has adopted the provisions of Statement of Position 98-1 ("SOP 98-1"), Accounting for the Costs of Computer Software Developed or Obtained for Internal Use, and Emerging Issues Task Force Issue No. 00-2 ("EITF 00-2"), Accounting for Web-site Development Costs. During 2001 and 2000, the Company capitalized costs incurred to purchase and install computer software in accordance with SOP 98-1. In addition, during 2000, the Company capitalized costs associated with acquiring and developing technology to operate its website in accordance with EITF 00-2. The Company has recorded these capitalized costs as property and equipment in the accompanying consolidated balance sheet.

               All costs  incurred by the Company in the planning  stage for the development of its web-site and costs incurred in operating its web-site were expensed.

        (n)   INTANGIBLE ASSETS

              Intangible assets consist of the values assigned to customer lists, technology, workforce, tradename, license agreements, and non-compete agreements in connection with purchase business combinations. Intangible assets also include goodwill, which represents the excess of purchase price over fair value of net assets acquired for such transactions. Goodwill is amortized on a straight-line basis over five years. Other intangible assets are amortized over their estimated useful lives, which range from two to five years, on a straight-line basis. When events and circumstances so indicate, the Company assesses the recoverability of intangible assets by comparing the carrying amount of the asset balances to undiscounted future net operating cash flows. The amount of impairment, if any, is measured based on projected discounted future operating cash flows expected to be generated by the asset using a discount rate reflecting the Company's average cost of funds and other available information. The assessment of the recoverability of intangible assets will be impacted if estimated future operating cash flows are not achieved.

        (o)   STOCK-BASED COMPENSATION

              As permitted by SFAS No. 123, Accounting for Stock-Based Compensation, the Company has elected to apply the provisions of Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees ("Opinion No. 25"), in recognizing compensation costs associated with its stock option plan. Under Opinion No. 25, compensation is measured as the difference between the stock option exercise price and the estimated fair value of the stock at the measurement date. The measurement date is the first date on which both the number of shares subject to the option and the option exercise price are known. As required by SFAS No. 123, the Company provides pro forma net loss information as if compensation had been measured under the fair value based method defined in SFAS No. 123. Under that method, compensation is measured by the fair value of the stock option. Under both SFAS No. 123 and Opinion No. 25, compensation is recognized using straight-line and accelerated methods over the periods in which an employee renders service to the Company, generally the vesting period.

                       bigchalk.com, inc. and Subsidiaries
                   Notes to Consolidated Financial Statements
                           December 31, 2001 and 2000
           (dollars in thousands, except share and per share amounts)




        (p)   RETIREMENT SAVINGS PLAN

              On February 1, 2000, the Company established the bigchalk.com Retirement Savings Plan ("Retirement Savings Plan") which covers substantially all full-time employees. Participants may make tax-deferred contributions up to 20% of annual compensation (subject to limitations specified by the Internal Revenue Code). The Retirement Savings Plan provides for an annual Company match dollar for dollar up to $1 after the employee has achieved one year of service. During 2001 and 2000, the Company contributed $210 and $161, respectively, to the Retirement Savings Plan on behalf of employees of the Company.

        (q)    ADVERTISING COSTS

              Advertising costs are recognized as incurred. During 2001 and 2000, advertising expense totaled $391 and $811, respectively.

        (r)   SUPPLEMENTAL CASH FLOW INFORMATION

              In connection with the sale of the Series B Preferred Stock, holders of Series A Preferred Stock who also invested in Series B Preferred Stock exchanged their Series A Preferred Stock for Series A-2 Preferred Stock. A total of 6,055,716 shares of Series A Preferred Stock were exchanged for shares of Series A-2 Preferred Stock.

              During 2000, the Company's investing activities included the following non-cash transactions: (1) the Company acquired equipment when it purchased MediaSeek and assumed a lease obligation totaling $97 to acquire this equipment, (2) the purchase price for HomeworkCentral included 1,516,622 shares of Common Stock valued at $9,096, and (3) the Company acquired equipment totaling $101 by incurring a lease obligation.

              During  1999,  the  Company's  investing   activities  included  a
              non-cash   transaction  whereby  the  Company  acquired  equipment
              totaling $217 by incurring a lease obligation.

              The Company paid interest of $10, $40, and $3, for 2001, 2000, and 1999, respectively.

          (S)  RECLASSIFICATIONS

              Certain reclassifications have been made in the prior period financial statements to conform to the current year presentation.

  (3)   BUSINESS COMBINATIONS

        As described in note 1, on December 15, 1999, Tucows contributed the assets and liabilities that relate exclusively to or arise from sales to the K-12 Market and the Public Library Market to the Company, in exchange for $5,055 in cash, the right to receive $15,000 in cash, and an interest valued at $23,500.

        The acquisition was accounted for in these consolidated financial statements using the purchase method of accounting. The following
                       bigchalk.com, inc. and Subsidiaries
                   Notes to Consolidated Financial Statements
                           December 31, 2001 and 2000
           (dollars in thousands, except share and per share amounts)




        allocation of the purchase price to the assets acquired and liabilities assumed has been made using estimated fair values that include values based on independent appraisals and management estimates:

                        Purchase price                        $   (43,555)
                        Long-term assets acquired                   1,599
                        Long-term liabilities assumed              (1,867)
                        Working capital                            (7,033)
                        Other intangible assets                    20,799
                        Goodwill                                   30,057
                                                                ===========

        On January 27, 2000, the Company, MediaSeek, and the principal vendors of MediaSeek entered into a Share Purchase Agreement whereby the Company acquired all of the issued and outstanding shares of MediaSeek pursuant to a purchase business combination. The Company provided aggregate consideration of $8,004.

        The acquisition was accounted for in these consolidated financial statements using the purchase method of accounting. The following allocation of the purchase price to the assets acquired and liabilities assumed has been made using estimated fair values that include values based on independent appraisals and management estimates:

                        Purchase price                        $   (8,004)
                        Long-term assets acquired                    126
                        Long-term liabilities assumed                (39)
                        Deferred income taxes                     (1,563)
                        Working capital                              (45)
                        Other intangible assets                    4,597
                        Goodwill                                   4,928
                                                                ==========



        On April 1, 2000, the Company and HomeworkCentral completed an Agreement and Plan of Reorganization whereby the Company acquired all of the issued and outstanding shares of HomeworkCentral pursuant to a purchase business combination. The shareholders of HomeworkCentral had the option to receive either cash or shares of the Company's Common Stock. Aggregate consideration was $11,472, comprised of $1,907 in cash, 1,516,622 shares of Common Stock valued at $9,096, and 122,506 Common Stock options valued at $150 and 61,432 Common Stock warrants valued at $319.

        In connection with the acquisition of HomeworkCentral, employee stock options for HomeworkCentral common stock were exchanged for 122,506 of stock options for the Company's Common Stock. The exchange of these options occurred in the same ratio as the exchange of HomeworkCentral stock for the Company's Common Stock and the exercise prices of these options were adjusted to reflect the change in the number of options held by each employee as a result of the exchange.

        Also in connection with the acquisition of HomeworkCentral, warrants to purchase shares of HomeworkCentral common stock were exchanged for 61,432 warrants to purchase shares of the Company's Common Stock. The exchange of these warrants occurred in the same ratio as the exchange of
                       bigchalk.com, inc. and Subsidiaries
                   Notes to Consolidated Financial Statements
                           December 31, 2001 and 2000
           (dollars in thousands, except share and per share amounts)




        HomeworkCentral stock for the Company's Common Stock and the price at which these warrants were exercisable was adjusted reflect the change in the number of warrants outstanding as a result of the exchange. At December 31, 2001, the Company had outstanding warrants to purchase 61,432 shares of the Company's Common Stock at an exercise price of $8.79 per share, to be reduced upon certain conditions in the issuance of Common Stock. The warrants are exercisable at any time and expire on dates ranging from October 1, 2004 to December 22, 2004.

        The acquisition was accounted for in these consolidated financial statements using the purchase method of accounting. The following allocation of the purchase price to the assets acquired and liabilities assumed has been made using estimated fair values that include values based on independent appraisals and management estimates:

                Purchase price                                $   (11,472)
                Long-term assets acquired                            329
                Deferred income taxes                             (2,586)
                Working capital                                      132
                Other intangible assets                            6,466
                Goodwill                                           7,131
                                                                ==========





  (4)   PROPERTY AND EQUIPMENT

        Property and equipment consisted of the following at December 31:

                                                        2001           2000
                                                       -----------   -----------

        Equipment                                    $    5,584         4,919
        Equipment under capital lease                         -           326
        Furniture and fixtures                            1,326         1,329
        Leasehold improvements                            2,378         2,885
        Software                                          2,542         2,241
        Web-site development costs                        1,594         1,594
                                                       -----------   -----------

                                                         13,424        13,294

        Less accumulated depreciation
          and amortization                               (6,505)       (2,448)
                                                       -----------   -----------

                                                     $    6,919        10,846
                                                       ===========   ===========
                       bigchalk.com, inc. and Subsidiaries
                   Notes to Consolidated Financial Statements
                           December 31, 2001 and 2000
           (dollars in thousands, except share and per share amounts)




 (5)    IMPAIRMENT OF GOODWILL AND OTHER INTANGIBLE ASSETS

        During the year ended December 31, 2001, certain events and changes in circumstances caused the Company to conduct a review of the carrying value of its goodwill and intangible assets. These events included: (1) the consolidation and integration of the operations of HomeworkCentral and MediaSeek with the Company's core K-12 business, (2) workforce reductions, initiated in May 2001, and (3) changes in the business climate, which have generated the valuation declines of dot com companies. Certain intangibles were determined to be impaired because the carrying amount of the assets exceeded the undiscounted future cash flows expected to be derived from the assets. These impairment losses were measured as the amount by which the carrying amounts of the assets exceeded the fair values of the assets, determined based on the discounted future cash flows expected to be derived from the assets and other available information. Accordingly, actual results could vary significantly from such estimates.

        The goodwill and certain intangible assets acquired in the purchase of Tucows, HomeworkCentral, and MediaSeek were determined to be impaired. The resulting impairment charge totaled $30,282 and was reported as a component of operating expenses.

        A summary of the asset impairment charge is outlined as follows:

                                                            IMPAIRMENT
                                                              CHARGE
                                                          ----------------

        Goodwill                                        $         25,486
        Customer list                                              2,611
        Technology                                                 1,164
        Workforce                                                    552
        Tradename                                                    450
        Non-compete agreements                                        19
                                                          ----------------

                                                        $         30,282
                                                          ================
                       bigchalk.com, inc. and Subsidiaries
                   Notes to Consolidated Financial Statements
                           December 31, 2001 and 2000
           (dollars in thousands, except share and per share amounts)




 (6)    GOODWILL AND OTHER INTANGIBLE ASSETS

        Goodwill and other intangible assets consisted of the following at December 31:

                                                                     ESTIMATED
                                                2001       2000     USEFUL LIFE
                                              ---------  ---------  ------------

        Customer list                        $  16,429     19,040      3-5 years
        Technology                               6,545      7,709      3-4 years
        Workforce                                2,014      2,625      4-5 years
        Tradename                                  792      1,242        5 years
        License agreements                          --      1,023        2 years
        Non-compete agreements                     204        223        3 years
        Goodwill                                    --     42,116        5 years
                                              ---------  ---------  ============

                                                25,984     73,978

        Less accumulated amortization          (15,561)   (16,390)
                                              ---------  ---------

                                             $  10,423     57,588
                                              =========  =========

  (7)   LEASE OBLIGATIONS

        The Company leases its facilities and certain equipment under non-cancelable operating leases expiring at varying dates through June 2008. Rent expense was approximately $2,078, $1,639, and $504, for the years ended December 31, 2001, 2000, and 1999.

        Minimum lease payments as of December 31, 2001 are as follows:

                                                                OPERATING
                                                                  LEASES
                                                              ---------------

        2002                                                $         2,376
        2003                                                          1,985
        2004                                                          1,899
        2005                                                          1,615
        2006                                                          1,497
        Thereafter                                                    2,101
                                                              ---------------

                 Total future minimum lease payments        $        11,473
                                                              ===============
                       bigchalk.com, inc. and Subsidiaries
                   Notes to Consolidated Financial Statements
                           December 31, 2001 and 2000
           (dollars in thousands, except share and per share amounts)




        During 2000, the Company moved its primary office space to a new facility. In 2001, the Company entered into sublease arrangements for its previous office spaces expiring at varying dates through March 2005. Minimum lease payments to be received under non-cancelable subleases as of December 31, 2001 are as follows:

              2002                                           $        324
              2003                                                    314
              2004                                                    300
              2005                                                     75
                                                              ------------

                 Total future minimum lease payments
                   to be received                            $      1,013
                                                              ===========



        The Company recorded a charge of $3,675 related to the reduction and consolidation of office space. The charge includes the write-off of leasehold improvements of $350 and the ongoing lease obligations and related expenses of the unoccupied office space, net of estimated sublease income, of $3,325. The accrued liability at December 31, 2001, will be reduced as the Company makes lease payments in excess of sublease income and may be adjusted in future periods when additional information regarding subleases is available.

(8)     INCOME TAXES

        No provision for Federal or state income taxes was recorded prior to January 10, 2000, as such liability (benefit) was the responsibility of the Company's members, rather than of the Company. As a result of the Company's change from a limited liability company to a C corporation on January 10, 2000, the Company recorded initial deferred income taxes of $4,687 to reflect the establishment of deferred tax assets and liabilities. The provision for income taxes for the year then ended relates to the period subsequent to January 10, 2000.

                       bigchalk.com, inc. and Subsidiaries
                   Notes to Consolidated Financial Statements
                           December 31, 2001 and 2000
           (dollars in thousands, except share and per share amounts)




        The provision for income taxes consists of the following:



                                                                    YEAR ENDED DECEMBER 31,
                                                                --------------------------------
                                                                     2001             2000
                                                                ---------------  ---------------

        Current taxes:
            Federal                                           $            --               --
            State                                                          --               --
                                                                ---------------  ---------------

                 Total                                                     --               --
                                                                ---------------  ---------------

        Deferred taxes:
            Federal                                                      (718)          (2,541)
            State                                                          --             (738)
                                                                ---------------  ---------------

                 Total                                                   (718)          (3,279)
                                                                ---------------  ---------------

                 Provision for income taxes                   $          (718)          (3,279)
                                                                ===============  ===============



        Deferred taxes assets (liabilities) are comprised of the following at December 31:

                                                                     2001             2000
                                                                ---------------  ---------------

        Deferred tax assets:
            Net operating loss carryforwards                  $        21,515           12,711
             Accrued facilities costs                                   1,470               --
            Deferred revenue and accrued expenses                       1,053            1,343
                                                                ---------------  ---------------

                 Subtotal                                              24,038           14,054

        Less valuation allowance                                      (22,312)          (8,166)
                                                                ---------------  ---------------

                 Net deferred tax assets                                1,726            5,888
                                                                ---------------  ---------------

        Deferred tax liabilities:
            Intangible assets                                          (1,010)          (6,002)
            Capitalized software costs and accrued expenses              (868)            (756)
                                                                ---------------  ---------------

                 Subtotal                                              (1,878)          (6,758)
                                                                ---------------  ---------------

                 Net deferred income taxes                    $          (152)            (870)
                                                                ===============  ===============


                       bigchalk.com, inc. and Subsidiaries
                   Notes to Consolidated Financial Statements
                           December 31, 2001 and 2000
           (dollars in thousands, except share and per share amounts)




        The reconciliation of the expected income tax benefit using the Federal statutory rate of 34% for the year ended December 31, 2001 and 2000 to the Company's income tax expense is as follows:

                                                            2001        2000
                                                          -----------  ---------

        Federal income tax benefit at statutory rate        (34.00)%    (34.00)%
        State income tax benefit, net of Federal taxes       (2.94)      (3.25)
        Permanent differences                                16.15        5.81
        Establishment of deferred tax liabilities upon
            conversion to C corporation                         --        8.12
        Increase in valuation allowance                      19.85       16.64
        Other                                                (0.07)       0.02
                                                          -----------  ---------

                 Total                                       (1.01)%     (6.66)%
                                                          ===========  =========
                       bigchalk.com, inc. and Subsidiaries
                   Notes to Consolidated Financial Statements
                           December 31, 2001 and 2000
           (dollars in thousands, except share and per share amounts)




        The Company has Federal net operating loss carryforwards aggregating approximately $54,000 as of December 31, 2001, which can potentially be carried forward twenty years and will expire at various dates through 2021. Under the Tax Reform Act of 1986, the utilization of a corporation's net operating loss carryforward is limited following a greater-than-50% change in ownership within a three year period. Due to the Company's prior equity transactions, the Company's net operating loss carryforwards may be subject to an annual limitation generally determined by multiplying the value of the Company on the date of the ownership change by the Federal long-term tax-exempt rate. Any unused limitation can be carried forward to future years for the balance of the net operating loss carryforward period. The Company has state net operating loss carryforwards aggregating approximately $52,000 as of December 31, 2001, which can potentially be carried forward for up to twenty years. The majority of the state net operating loss carryforwards relate to Pennsylvania which are subject to an annual utilization limitation of $2,000.

        During the years ended December 31, 2001 and 2000, the valuation allowance increased by $14,146 and $8,166, respectively.

        Although realization of the gross deferred tax assets is not assured, management believes that it is more likely than not that the deferred tax assets will be realized after considering the reversal of the deferred tax liabilities.

  (9)   REDEEMABLE PREFERRED STOCK

        On January 10, 2000, the Company completed the sale of 7,600,002 shares of Series A Preferred Stock for proceeds of $53,200. On December 20, 2000, the Company completed the sale of 6,676,846 shares of Series B Preferred Stock for proceeds of $20,231. On February 28, 2001, the Company completed the sale of 7,625,577 shares of Series B Preferred Stock for proceeds of $23,105. In connection with the sale of the Series B Preferred Stock, holders of Series A Preferred Stock who also invested in Series B Preferred Stock exchanged their Series A Preferred Stock for Series A-2 Preferred Stock. A total of 6,055,716 shares of Series A Preferred Stock were exchanged for shares of Series A-2 Preferred Stock.

        As described in the Second Amended and Restated Certificates of Incorporation, each share of Series A Preferred Stock, Series A-2 Preferred Stock, and Series B Preferred Stock (collectively, "Preferred Stock") is convertible at the shareholder's option into such number of shares of Common Stock as determined by the Series A Conversion Price, the Series A-2 Conversion Price, and the Series B Conversion Price
        (collectively, "Conversion Prices"), respectively, as defined in the Second Amended and Restated Certificates of Incorporation (1.24-for-one, 1.24-for-one and one-for-one, for Series A Preferred Stock, Series A-2 Preferred Stock, and Series B Preferred Stock, respectively, at December 31, 2001). The Company reserved 23,751,804 shares of its Common Stock to provide for the conversion of such Preferred Stock. Upon the closing of a qualified public offering of the Company's Common Stock, the Preferred Stock will automatically convert to a number of shares of Common Stock as determined by the Conversion Prices.

        Beginning January 1, 2002, the holders of Preferred Stock shall be entitled to receive cumulative dividends of 6% per annum of the original issue price of $7.00 per share for Series A and Series A-2 Preferred Stock and of the original issue price of $3.03 per share for the Series B Preferred Stock, payable in preference and priority to payment of dividends on common stock. The holders of Preferred Stock shall also be
                       bigchalk.com, inc. and Subsidiaries
                   Notes to Consolidated Financial Statements
                           December 31, 2001 and 2000
           (dollars in thousands, except share and per share amounts)




        entitled to receive, when and if declared, dividends in the same amount per share as would be payable on the number of shares of Common Stock into which the Preferred Stock is then convertible.

        At the earliest of: (1) the redemption of the Series A Preferred Stock, Series A-2 Preferred Stock and Series B Preferred Stock; (2) the consummation of the sale of securities in the Corporation's initial public offering of securities; or (3) a liquidation, dissolution or winding up of the Corporation, any accrued and unpaid dividends shall be paid to the holders of record of outstanding shares of Series A Preferred Stock, Series A-2 Preferred Stock and Series B Preferred Stock.

        After December 31, 2003, and at the request of the holders of a majority of the outstanding shares of preferred stock, the Company will redeem all of the outstanding shares of Series A Preferred Stock, Series A-2 Preferred Stock and Series B Preferred Stock for $10.50, $10.50, and $4.545 per share, respectively, plus accrued and unpaid dividends. The Company is accreting the value of the redemption feature over the period from the issuance through December 31, 2003.

        Upon the liquidation, dissolution or winding up of the Company, holders of Series A Preferred Stock, Series A-2 Preferred Stock and Series B Preferred Stock shall be first entitled, before any distribution or payment to holders of common stock, to a minimum amount of $10.50, $10.50, and $4.545 per share, respectively, plus accrued and unpaid dividends. As of December 31, 2001, the holders of Series A Preferred Stock, Series A-2 Preferred Stock and Series B Preferred Stock would be entitled to a minimum aggregate amount of $16,916, $66,331, and $66,584, respectively, in the event of a liquidation.

 (10)   EQUITY INSTRUMENTS

        On January 10, 2000, the Company's Board of Directors adopted the bigchalk.com, inc. 2000 Stock Plan (the 2000 Plan), covering employees, directors, and unaffiliated consultants. On July 30, 2001, the Company's Board of Directors adopted the bigchalk.com, inc. 2001 Stock Plan (the 2001 Plan), covering employees, directors, and unaffiliated consultants. Stock options are granted at an exercise price equal to the stock's fair value on the date of grant. All stock options have a contractual life of ten years and generally vest ratably over a period of four years; however, certain options vested in part immediately upon grant and ratably over a period of three years. The Company has reserved 3,000,000 shares of common stock for issuance under both the 2000 Plan and the 2001 Plan.

                       bigchalk.com, inc. and Subsidiaries
                   Notes to Consolidated Financial Statements
                           December 31, 2001 and 2000
           (dollars in thousands, except share and per share amounts)




        Stock option transactions consisted of the following:


                                                                         2001                          2000
                                                             ----------------------------- -----------------------------
                                                                             WEIGHTED-                     WEIGHTED-
                                                                              AVERAGE                       AVERAGE
                                                                              EXERCISE                      EXERCISE
                                                                SHARES         PRICE          SHARES         PRICE
                                                             --------------  ------------- --------------  ------------
        Outstanding at beginning of year
        Balance at January 10, 2000                            2,651,256    $        5.87          --     $         --

        Granted                                                1,286,500             3.14    2,968,750            6.00
        Granted in connection with HomeworkCentral
            acquisition                                               --            --         122,506            3.19
        Exercised                                                     --            --            (100)           6.00
        Cancelled                                               (720,750)            6.00     (439,900)           6.00
                                                             --------------  ------------  -------------  -------------

        Outstanding at end of year                             3,217,006             4.76    2,651,256    $       5.87
                                                             ==============  ============  =============  =============

        Weighted-average fair value of options
            granted                                                         $        0.53                 $       1.17
                                                                             ============                  =============

        Options exercisable at end of year                       891,881                       516,491
                                                             ==============                =============



        The weighted-average contractual life of options outstanding at December 31, 2001 and 2000 is 8.4 years and 9.6 years. The exercise prices for options outstanding at December 31, 2001 that were granted in connection with the HomeworkCentral acquisition range from $.59 to $9.88. The exercise prices for all other options outstanding at December 31, 2001 are either $3.03 or $6.00.

        The Company applies Opinion No. 25 in accounting for the Plan and, accordingly, no compensation expense has been recognized as the exercise price of all grants equaled the fair value of the underlying stock on the date of grant. The pro forma impact of recognizing the fair value of granted options as expense is as follows for the years ended December 31, 2001 and 2000:

                                                      2001            2000
                                                  ------------------------------

        Net loss to common stockholders:
            As reported                         $     (87,228)      (48,373)
            Pro forma                                 (87,799)      (49,443)
                                                  ------------------------------

        Loss per common share:
            As reported                         $          (5.19)        (2.95)
            Pro forma                                      (5.22)        (3.01)
                                                  ------------------------------
                       bigchalk.com, inc. and Subsidiaries
                   Notes to Consolidated Financial Statements
                           December 31, 2001 and 2000
           (dollars in thousands, except share and per share amounts)




        For purposes of calculating pro forma compensation expense, the fair value of each stock option is estimated on the date of grant using the Black-Scholes option-pricing model using the following weighted-average assumptions for fiscal 2001 and 2000: nominal volatility; risk free interest rate of 4.65% and 6.00%; no dividend yield; and expected life of 4 years and 2.6 years.

        During 2000, the Company granted 37,500 stock options in Common Stock with an exercise price of $6.00 per share to a consultant and recorded the related compensation expense of $159 in accordance with EITF Issue No. 96-18, "Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services". At December 31, 2000, all of these options are exerciseable and are outstanding.

(11)    RELATED-PARTY TRANSACTIONS

        The Company enters into various transactions with two of its significant shareholders, ProQuest and Tucows.

        The Company sells ProQuest's products and pays royalties to ProQuest based on a percentage of revenue. The amounts paid to ProQuest are recorded as costs of sales in the accompanying consolidated statements of operations and amounted to $3,287 and $5,927 in fiscal 2001 and 2000, respectively. At December 31, 2001 and 2000, the Company was obligated to ProQuest for $449 and $2,343, respectively. These amounts were included in accounts payable and accrued expenses at December 31, 2001 and 2000 in the accompanying consolidated balance sheets.

        Tucows sells the Company's products and pays royalties to the Company based on a percentage of revenue. The amounts received from Tucows are recorded as sales in the accompanying consolidated statements of operations and amounted to $2,027 and $3,472 in 2001 and 2000, respectively. At December 31, 2001 and 2000, Tucows was obligated to the Company for $293 and $655, respectively. This amount is included in accounts receivable in the accompanying consolidated balance sheet.

 (12)   COMMITMENTS AND CONTINGENCIES

        The Company is subject to pending and threatened legal actions that arise in the normal course of business. In the opinion of management, no such actions are known to have a material adverse impact on the financial position of the Company.

        The Company has entered into contracts with several partners to provide content for the Company's portfolio of products and services. Under these contracts, the Company is obligated to make minimum payments for license fees of $2,229, $2,409, and $1,910 in 2002, 2003, and 2004, respectively. In addition, under the terms of most of these contracts, the Company is required to pay royalties based on various units of measure related to the content provided the Company.

                       bigchalk.com, inc. and Subsidiaries
                           Consolidated Balance Sheet
                              Dollars in thousands
                                    (unaudited)

                                                                  SEPTEMBER 30,
             ASSETS                                                   2002
                                                                ---------------



 Current assets:
 Cash and cash equivalents                                      $        17,850
 Accounts receivable                                                      7,198
 Prepared expenses and other current assets                               1,789
                                                                ---------------
        Total current assets                                             26,837


 Property and equipment, net                                              4,297
 Restricted investment                                                      649
 Goodwill and other intangible assets, net                                6,257
 Other                                                                       94
                                                                ---------------
                Total assets                                    $        38,134
                                                                ===============
        LIABILITIES AND EQUITY (DEFICIT)

 Current liabilities:
 Accounts payable                                               $           898
 Accrued expenses                                                           922
 Accrued royalties                                                        1,325
 Accrued facilities cost                                                    548
 Deferred revenue                                                        15,090
                                                                ---------------
                Total current liabilities                                18,783


 Long-term deferred revenue                                                 727
 Long-term accrued facilities costs                                       1,612
                                                                ---------------
                Total liabilities                                        21,122


 Series A Preferred Stock                                                71,962
 Series B Preferred Stock                                                57,043


 Equity (deficit):
 Common stock                                                               168
 Additional paid-in capital                                              11,815
 Accumulated deficit                                                   (123,976)
                                                                ---------------

               Total equity (deficit)                                  (111,993)
                                                                ---------------

                 Total liabilities and equity (deficit)         $        38,134
                                                                ===============
                       bigchalk.com, inc. and Subsidiaries
                      Consoldiated Statements of Operations
                             (Dollars in Thousands)
                                  (unaudited)

                                                    Nine months     Three months
                                                       ended         ended
                                                   September 30,   September 30,
                                                        2002           2002
                                                    (UNAUDITED)      (UNAUDITED)
                                                 -------------------------------


Sales                                            $       19,952           5,958
Cost of Sales                                             6,100           1,726
                                                 -------------------------------


     Gross Profit                                        13,852           4,232


Operating Expenses:
   Sales and marketing                                    7,427           2,298
   Product Development                                    2,611             907
   Information and technology                             1,955             713
   General and administrative                             2,424             758
                                                 -------------------------------


   Depreciation and amortization                          7,080           2,327
   Loss on disposition of fixed assets                      247              (6)
                                                 -------------------------------


Operating loss                                           (7,893)         (2,766)


Interest income (expense), net                              303             111
                                                 -------------------------------


Loss before income taxes                                 (7,590)         (2,655)

Income tax benefit                                          152               -
                                                 -------------------------------


     Net loss                                            (7,438)         (2,655)


Dividends on and accretion of preferred stock           (14,458)         (4,964)
                                                 -------------------------------
Net loss to common shareholders                  $      (21,896)         (7,619)
                                                 ===============================

                                ProQuest Company
                Pro Forma Combined Condensed Financial Statements
                                   (Unaudited)

This information should be read in conjunction with the previously filed form 8-K, dated January 14, 2003, the previously filed historical consolidated financial statements and accompanying notes of ProQuest Company, contained in its Annual Report on Form 10-K for the fiscal year ended December 29, 2001 and in its 2002 Quarterly Report on Form 10-Q, and in conjunction with the historical financial statements and accompanying notes of Bigchalk included elsewhere in this Form 8-K.

The following unaudited pro forma combined condensed balance sheet as of September 28, 2002, and the pro forma combined income statements for the fiscal year ended December 29, 2001, and for the thirty-nine weeks ended September 28, 2002, give effect to the acquisition, by ProQuest Company (the Company), of all the issued and outstanding common stock of Bigchalk, Inc. (Bigchalk), on December 30, 2002, for total consideration of approximately $27 million. Under the terms of the Merger Agreement, Merger Sub was merged with and into Bigchalk. Pursuant to the terms of the Merger Agreement, all of the outstanding series A Preferred Stock and Series B Preferred Stock of Bigchalk received in the aggregate $55,375,000 less any consideration paid to the holders of Common Stock of Bigchalk, subject to certain adjustments. Prior to the Merger, the Company owned approximately 38% of the equity of Bigchalk on a fully diluted basis (4,950,495 shares of Series B Preferred Stock and 10,632,303 shares of Common Stock of Bigchalk) for which the Company would have received approximately $8.5 million. In addition, the Company received $20 million in cash that Bigchalk had at the time of the acquisition.

The unaudited pro forma combined condensed balance sheet represents the financial position of the Company and Bigchalk as of September 28, 2002, assuming the acquisition occurred as of that date. The unaudited pro forma combined condensed financial statements of operations have also been prepared assuming the acquisition occurred as of the beginning of the periods presented. The acquisition actually occurred on December 30, 2002.

The unaudited pro forma condensed financial statements are provided for informational purposes only in response to Securities and Exchange Commission ("SEC") requirements and do not purport to represent what the Company's financial position or results of operations would actually have been if the transaction had in fact occurred at such dates, or to project the Company's financial position or results of operations for any future date or period. Furthermore, the unaudited pro forma condensed financial statements have been prepared in accordance with rules prescribed by Article 11 of Regulation S-X.

For financial reporting purposes, Bigchalk's assets and liabilities have been adjusted, on a preliminary basis, to reflect their fair values in the unaudited pro forma condensed consolidated balance sheet as of September 28, 2002. The estimated effects resulting from these adjustments have been reflected in the unaudited pro forma condensed consolidated statements of operations.

                   Pro Forma Combined Condensed Balance Sheet
                            As of September 28, 2002
                                 (In thousands)
                                   (Unaudited)





                                                           ProQuest    Bigchalk      Pro Forma         ProQuest
                                                          Historical  Historical    Adjustments       Pro Forma
                                                          ----------  ----------    -----------       ---------

Curent assets:
Cash and cash equivalents                                     $1,110      $17,850       ($17,850)(1)      $1,110
Accounts receivable, net                                     111,313        7,198              -         118,511
Inventory, net                                                 4,127            -              -           4,127
Other current assets                                          43,832        1,789              -          45,621
                                                            --------      -------       --------         -------

Total current assets                                         160,382       26,837        (17,850)        169,369
                                                            --------      -------       --------         -------

Net property, plant, equipment and product masters           165,917        4,297         (3,297) (2)    166,917


Restricted investment                                              -          649              -             649
Long-term receivables                                          2,730            -              -           2,730
Goodwill                                                     243,209        6,257         32,383  (3)    281,849
Intangible assets, net                                             -            -          7,581  (4)      7,581
Other assets                                                 102,489           94          4,783  (5)    107,366
                                                            --------      -------       --------         -------

Total assets                                                $674,727      $38,134        $23,600        $736,461
                                                            ========      =======       ========        ========


Current liabilities:
Notes payable                                                     19            -              -              19
Current maturities of long-term debt                             138            -              -             138
Accounts payable                                              39,728          898              -          40,626
Accrued expenses                                              45,004        2,795          9,100  (6)     56,899
Current portion of monetized future billings                  27,223            -              -          27,223
Deferred income                                              105,290       15,090              -         120,380
                                                            --------      -------       --------         -------


Total current liabilities                                   $217,402      $18,783         $9,100        $245,285
                                                            --------      -------       --------         -------


Long-term liabilities:
Long-term debt, less current maturities                      209,361            -         29,050  (7)    238,411
Long-term monetized future billings                           51,711            -              -          51,711
Other liabilities                                             86,134        2,339          2,000  (8)     90,473
                                                            --------      -------       --------         -------


Total long-term liabilties                                   347,206        2,339         31,050         380,595
                                                            --------      -------       --------         -------


Series A Preferred Stock                                           -       71,962        (71,962) (9)          -
Series B Preferred Stock                                           -       57,043        (57,043) (9)          -


Shareholder's equity:
Common stock                                                      28          168           (168) (9)         28
Capital surplus                                              296,924       11,815        (11,815) (9)    296,924
Notes receivable from executives                                (674)           -              -            (674)
Retained earnings (accumulated deficit)                     (171,460)    (123,976)       124,438  (9)   (170,998)
Treasury stock                                               (11,529)           -              -         (11,529)
Other comprehensive income (loss):
  Accumulated foreign currency translation adjustment         (2,220)           -              -          (2,220)
  Unrealized loss from derivatives                              (950)           -              -            (950)
                                                            --------      -------       --------         -------


  Accumlated other comprehensive loss                         (3,170)                                     (3,170)
                                                            --------      -------       --------         -------


Total shareholders' equity (deficit)                         110,119     (111,993)       112,455         110,581
                                                            --------      -------       --------         -------


Total liabilities and shareholders' equity                  $674,727      $38,134        $23,600        $736,461
                                                            ========      =======       ========        ========


See accompanying notes to the Unaudited Pro Forma Condensed Consolidated Financial Statements.



              Pro Forma Combined Condensed Statement of Operations
                   For the fiscal year ended December 29, 2001
                                 (In Thousands)
                                   (Unaudited)

                                        ProQuest     Bigchalk      Pro Forma      ProQuest
                                       Historical    Historical   Adjustments     Pro Forma
                                       ----------    ----------   -----------     ---------


Net sales                              $ 401,628    $  28,152    ($  4,003) (1)   $ 425,777
Cost of sales                           (186,963)     (31,008)      20,359  (2)    (197,612)
                                       ---------    ---------    ---------        ---------

Gross profit (loss)                      214,665       (2,856)      16,356          228,165
                                       ---------    ---------    ---------        ---------

Research and development expense         (21,381)      (3,633)       2,010  (3)     (23,004)
Selling and administrative              (124,546)     (31,513)      22,667  (4)    (133,392)
expense
Loss on sales of assets                   (2,312)        (355)         355  (5)      (2,312)
Restructuring                               --         (3,675)       3,675  (6)        --
Asset impairment                            --        (30,282)      30,282  (7)        --
Earnings (loss) from continuing
 operations before interest,
 income taxes and equity in loss of
 affiliate                             $  66,426    ($ 72,314)   $  75,345        $  69,457

Net interest expense:
  Interest income                          1,159        1,022         --              2,181
  Interest expense                       (26,198)        --         (1,754) (8)     (27,952)

Net interest expense                     (25,039)       1,022       (1,754)         (25,771)

Earnings (loss) from continuing
  operations before income taxes and
  equity in loss of affiliate          $  41,387    ($ 71,292)   $  73,591        $  43,686


Income tax expense                       (15,727)         718        5,686  (9)      (9,323)
Equity in loss of affiliate              (13,374)        --         13,374 (10)        --

Earnings (loss) from continuing
  operations                           $  12,286    ($ 70,574)   $  92,651      $  34,363
                                       =========    =========    =========      =========

 See accompanying notes to the Unaudited Pro Forma Condensed  Consolidated Financial Statements.



              Pro Forma Combined Condensed Statement of Operations
               For the thirty-nine weeks ended September 28, 2002
                                 (In Thousands)
                                   (Unaudited)

                                                      ProQuest       Bigchalk         Pro Forma             ProQuest
                                                     Historical     Historical       Adjustments            Pro Forma


Net sales                                             $318,102       $19,952         ($2,255) (1)          $335,800
Cost of sales                                         (151,464)      (13,180)          5,022  (2)          (159,622)
                                                      --------       -------         -------               --------

Gross profit (loss)                                    166,638         6,772           2,768                176,178
                                                      --------       -------         -------               --------

Research and development expense                       (14,853)       (2,611)          1,306  (3)           (16,159)
Selling and administrative expense                     (86,079)      (11,807)          5,244  (4)           (92,642)
Loss on sales of assets                                                 (247)            247  (5)                -
                                                      --------       -------         -------               --------
Earnings (loss) from continuing operations
before interest, income
  taxes and equity in loss of affiliate                $65,706       ($7,893)         $9,564                $67,377

Net interest expense:
  Interest income                                        2,153           303               -                  2,456
  Interest expense                                    (28,519)             -            (762) (6)           (29,281)
                                                      --------       -------         -------               --------

Net interest expense                                  (26,366)           303            (762)               (26,825)
                                                      --------       -------         -------               --------

Earnings (loss) from continuing operations
  before income taxes and equity in loss
  of affiliate                                         $39,340       ($7,590)         $8,802                $40,552
                                                      --------       -------         -------               --------

Income tax expense                                     (14,949)          152            (902) (7)           (15,706)
Equity in loss of affiliate                                  -             -               -                      -

Earnings (loss) from continuing operations             $24,391      ($7,438)          $7,900                $24,853
                                                       =======      =======           ======                =======


 See accompanying notes to the Unaudited Pro Forma Condensed Financial Statements.


           Notes to Pro Forma Combined Condensed Financial Statements
           ----------------------------------------------------------

Balance Sheet
-------------

September 28, 2002 Adjustments:

(1) Adjustment (decrease) in cash necessary as the cash was utilized in reducing the debt that was borrowed in conjunction with the Bigchalk acquisition. The debt is stated net of this cash on the reduction Balance Sheet (see note (7) for more details).

(2) Adjustment (decrease) in net property, plant, equipment, and product masters necessary to recognize the fair value of the assets acquired. As the fair market value of the assets purchased was less than the book value of the assets, a reduction was necessary.

(3) Adjustment (increase) in goodwill represents the difference between the purchase price and the book value of Bigchalk.

(4) Adjustment (increase) in intangible assets necessary primarily due to additional value that was acquired from receiving Bigchalk's customer list.

(5)      Adjustment (increase) in other assets due to deferred taxes.

(6)      Adjustment   (increase)   in  accrued   expenses   represents   certain
         non-recurring  costs  (i.e.,   severance  costs)  associated  with  the
         acquisition of Bigchalk.

(7) Adjustment (increase) in long-term debt represents ProQuest's need to secure additional funds to help finance the acquisition of Bigchalk.

(8)      Adjustment   (increase)  in  other  liabilities   necessary  due  to  a
         non-recurring facilities charge related to Bigchalk's leases.

(9)      Adjustments necessary to eliminate Bigchalk's stockholder's deficit.

Statement of Operations
-----------------------

Adjustments for the fiscal year ended December 29, 2001:

(1) Adjustment (decrease) to net sales necessary to eliminate sales of ProQuest Company's content made by Bigchalk for the fiscal year 2001. When the entities are combined, this revenue must be eliminated.

(2) Adjustment (decrease) to cost of sales necessary as royalties paid to ProQuest by Bigchalk must be eliminated. In addition, amortization expenses would decrease as a result of recording the fair market values of purchased assets as part of purchase accounting.

(3) Adjustment (decrease) to research and development expense necessary to reflect ProQuest's planned restructuring of Bigchalk's research and development structure.

(4) Adjustment (decrease) to selling and administrative expense necessary to reflect ProQuest's planned restructuring of Bigchalk's sales force and corporate structure.

(5) Adjustment (decrease) necessary since assets would have been originally recorded at fair market value and therefore, no loss on sales of assets would have been necessary.

(6) Adjustment (decrease) necessary since assets would have been originally recorded at fair market value and therefore, no restructuring charge would have been necessary.

(7) Adjustment (decrease) necessary since assets would have been originally recorded at fair market value and therefore, no impairment charge would have been necessary.

(8) Adjustment (increase) in interest expense represents additional expense that would be assumed due to ProQuest's need to secure additional funds to help finance the acquisition of Bigchalk.

(9) Adjustment (decrease) in income tax expense necessary in conjunction with ProQuest's deferred taxes analysis.

(10) Adjustment necessary to eliminate equity loss in affiliate that had been recognized by ProQuest for it's 38% interest in Bigchalk.

Adjustments for the period ended September 28, 2002:

(1) Adjustment (decrease) to net sales necessary as ProQuest recognized sales made by Bigchalk for the nine month's ended September 28, 2002. When the entities are combined, this revenue must be eliminated.

(2) Adjustment (decrease) to cost of sales necessary as royalties paid to ProQuest by Bigchalk must be eliminated. In addition, amortization expenses would decrease as a result of recording the fair market values of purchased assets as part of purchase accounting.

(3) Adjustment (decrease) to research and development expense necessary to reflect ProQuest's planned restructuring of Bigchalk's research and development structure.

(4)      Adjustment  (decrease) to selling and administrative  expense necessary
         to  more   closely   approximate   ProQuest   Company's   selling   and
         administrative current expense rate.

(5) Adjustment (decrease) necessary since assets would have been originally recorded at fair market value and therefore, no loss on sales of assets would have been necessary.

(6) Adjustment (increase) in interest expense represents additional expense that would be assumed due to ProQuest's need to secure additional funds to help finance the acquisition of Bigchalk.

(7) Adjustment (increase) in income tax expense necessary in conjunction with ProQuest's deferred taxes analysis.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed in its behalf by the undersigned thereunto duly authorized.

                             PROQUEST COMPANY

DATE: March 17, 2003         /s/  Kevin G. Gregory
                             ---------------------------------------------------
                             Kevin G. Gregory
                             Senior Vice President, Chief Financial Officer, and
                             Assistant Secretary